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                                                            [EXECUTED VERSION]

                                                                  EXHIBIT 4.6



                            JUNIOR SECURITY AGREEMENT


            JUNIOR SECURITY AGREEMENT (this "Agreement"), dated as of June 11, 2001, between FLOUR CITY ARCHITECTURAL METALS, INC., a Delaware corporation whose address is 1044 Fordtown Road, Kingsport, TN 37663 (the "Debtor"), and DIMENSIONAL PARTNERS, L.P. and DIMENSIONAL PARTNERS, LTD. (together with any permitted assigns of the Debentures (as defined below), the "Secured Parties").


                                   WITNESSETH:

            WHEREAS, simultaneously herewith, Flour City International, Inc., a Nevada corporation (the "Issuer"), is issuing its 8 1/2% Subordinated Secured Convertible Debentures due 2004 in favor of the Secured Parties in an aggregate principal amount of $2,500,000 (the "Debentures");

            WHEREAS, the Debtor is a wholly-owned subsidiary of the Issuer and will receive considerable benefit from the sale of the Debentures by the Issuer, the proceeds of which sale will be used for working capital purposes by the Issuer and its subsidiaries;

            WHEREAS, as a condition to the purchase of the Debentures by the Secured Parties, the Debtor has guaranteed the obligations of the Issuer under the Debentures pursuant to a Guaranty in favor of the Secured Parties dated as of the date hereto (the "Guaranty"); and

            WHEREAS, in order to induce the Secured Parties to purchase the Debentures and to secure the Debtor's performance and payment under the Guaranty, the Debtor has agreed to execute this Agreement.

            NOW THEREFORE, the parties hereto agree as follows:

            1. SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due of its obligations under the Guaranty and the prompt performance and observance of all the covenants contained therein and in this Agreement, the Debtor hereby grants to the Secured Parties a continuing security interest in and lien on all of the Debtor's right, title and interest in, to and under all of the Collateral (as defined below), including all accessions to the Collateral, substitutions and replacements thereof, now owned or existing and hereafter acquired, created or arising, and all products and proceeds thereof (including, without limitation, claims of the Debtor against third parties with respect to any Collateral). The "Collateral" shall consist of all accounts, receivables, accounts receivable, book debts and rights to payment no matter how evidenced, and other obligations of any kind, now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services by the Debtor, any of its subsidiaries or Flour City International, Inc. in the United States; and all proceeds of every


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kind and nature, including proceeds of proceeds, of any and all of the foregoing
Collateral, including money and cash.

            2. REPRESENTATIONS AND WARRANTIES. The Debtor hereby represents and warrants that:

            (a) Except for the security interest granted pursuant to this Agreement and as set forth on Schedule A hereto, the Debtor is the sole owner of the Collateral, having good and valid title thereto, free and clear of any and all liens and encumbrances.

            (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by the Debtor have been duly and validly authorized by the Board of Directors of the Debtor and no other corporate proceedings on the part of the Debtor are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Debtor has all corporate power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof; and this Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms.

            (c) Except for the filing of UCC-1 financing statements in order to perfect the security interest granted hereunder, no consent, approval, authorization or notification of, or declaration, filing or registration with, any governmental entity is required on behalf of or on the part of the Debtor in connection with the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby by the Debtor. Neither the execution and delivery of this Agreement by the Debtor nor the consummation of the transactions hereby contemplated to be performed by the Debtor will (i) constitute any violation or breach of the Certificate of Incorporation or By-Laws of the Debtor, (ii) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness for borrowed money of the Debtor, (iii) violate, or constitute a default under, or permit the termination of, any license, contract, lease or other instrument to which the Debtor is a party or by which the Debtor or any of its properties is subject or by which any of them is bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation, governmental license or permit, to which the Debtor or any of its properties is subject or by which any of them is bound.

            (d) The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (e) The address set forth at the beginning of this Agreement is the Debtor's chief executive office. All books and records of the Debtor and its subsidiaries with regard to the Collateral are maintained and kept at such address of the Debtor set forth at the beginning of this Agreement.

            3.  COVENANTS.  The Debtor hereby covenants as follows:

            (a) The Debtor shall pay all reasonable expenses and reimburse the Secured Parties for any reasonable expenditure, including reasonable attorneys' and accountants' fees,


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including attorneys' fees incurred in any appellate or insolvency proceedings, in connection with the Secured Parties' exercise of their rights and remedies herein or contained in the Guaranty.

            (b) The Debtor shall execute and deliver, or cause to be executed and delivered, to the Secured Parties those documents and agreements, including without limitation, Uniform Commercial Code financing statements, and shall take or cause to be taken those actions that the Secured Parties may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the Guaranty.

            (c) Except for liens or other charges or encumbrances securing the Senior Debt (as defined in the Debentures), including the other security interests, liens and encumbrances listed on Exhibit A hereto (collectively, the "Permitted Senior Liens"), and liens made in the ordinary course of business and not securing indebtedness for borrowed money, including landlord liens, tax liens (provided they secure sums being contested in good faith), liens created under contracts of suretyship entered into in the ordinary course of business and the like (together with the Permitted Senior Liens, the "Permitted Liens") the Debtor has not, and hereafter shall not, assign, convey, sell, mortgage, pledge, hypothecate, transfer, encumber or otherwise dispose of, or grant a security interest in, the Collateral or any interest therein, without the prior written consent of the Secured Parties.

            (d) The Debtor will not change its name, identity or organizational structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the New York Uniform Commercial Code (the "UCC"), or any other then applicable provision of the UCC (as it may be amended or revised from time to time) unless the Debtor shall have taken all action necessary or reasonably requested by the Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading. The Debtor will not change its principal place of business, remove its records from such place or change its state of incorporation unless the Debtor shall have given the Secured Party at least 30 days' prior written notice thereof and shall have taken such action as is necessary to cause the security interest of the Secured Parties in the Collateral to continue to be perfected. The Collateral shall not be located at any location except as is specified in Section 2(e) hereof without the prior written consent of the Secured Party.

            (e) Provided the Secured Parties maintain the confidentiality thereof and do not use any such information in violation of any laws (including securities laws), the Debtor agrees to furnish to the Secured Parties, from time to time on reasonable advance written notice, such information relating to the Collateral as the Secured Parties may reasonably request.

            (f) Prior to or concurrently with the execution and delivery of this Agreement (and thereafter as may reasonably be required), the Debtor shall file such financing statements and other documents in such offices as the Secured Parties may request to perfect the security interests granted by Section 1 of this Agreement.

            4. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral securing the Debtor's obligations under the Guaranty and shall (a) remain in full force and effect until the payment and discharge in full of the Debtor's obligations under and pursuant to the terms of the Guaranty, (b) be binding upon the Debtor and


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its successors and assigns and (c) inure to the benefit of the Secured
Parties and their successors, transferees and assigns. Upon the termination of the security interest created hereby pursuant to clause (a) above, the Secured Parties shall, at the Debtor's request and expense, deliver to the Debtor a release of all security interests granted by the Debtor to such Secured Party pursuant to this Agreement.

            5. REALIZATION UPON COLLATERAL. If the Debtor shall fail to perform any of its obligations under the Guaranty when due under the terms of the Guaranty (an "Event of Default"), the Secured Parties shall have all of the rights of a secured party under the Uniform Commercial Code as in effect in the State of New York, including, without limitation, the right to sell the Collateral at public or private sale for cash or credit and on such terms as the Secured Parties deem reasonable. The Secured Parties shall, subject to the terms of this Agreement and the Securities Purchase Agreement of even date herewith between the Secured Parties and Flour City International, Inc. (the "Purchase Agreement"), apply the proceeds of any realization on the whole or any part of the Collateral after deducting all of their reasonable expenses and costs incurred in collection and realization (including, without limitation, reasonable counsel's fees and expenses) to the payment of the Debtor's obligations to the Secured Parties under the Guaranty; the balance, if any, of such proceeds shall be paid to Debtor.

            6.  THE SECURED PARTIES' APPOINTMENT AS ATTORNEY-IN-FACT.

            (a) The Debtor hereby irrevocably constitutes and appoints each of the Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Parties' discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be reasonably necessary or desirable to exercise the Secured Parties' rights with respect to the Collateral, subject to the terms of this Agreement and applicable law.

            (b) The Secured Parties agree that, except upon the occurrence and during the continuation of an Event of Default and until any necessary consents have been obtained, they will forbear from exercising the power of attorney or any rights granted to the Secured Parties pursuant to this Section 6. The Debtor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Debentures are paid in full.

            (c) The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon them to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither the Secured Parties nor any of their officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for their own gross negligence or willful misconduct.

            7. SEVERABILITY AND ENFORCEABILITY. If any of the provisions of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or


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unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            8. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law). Any action or proceedings to enforce or arising out of this Agreement may be commenced in any jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            9. NOTICES. (a) All notices or other communications to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested with postage and fees prepaid, or (iii) one business day after deposit thereof for overnight delivery. Such notices or other communications shall be addressed respectively:

            As to the Debtor:       Flour City Architectural Metals, Inc.
                                    1044 Fordtown Road
                                    Kingsport, TN 37663
                                    Attention:  Mr. John Tang
                                                        and
                                                Mr. Johnson Fong
                                    Telecopy No.:     (423) 349-0150

            with a copy to:
                                    Heller, Ehrman, White & McAuliff LLP
                                    333 Bush Street
                                    San Francisco, CA  94104
                                    Attention:  Timothy G. Hoxie, Esq.
                                    Telecopy No.:     (415) 772-6268


      As to the Secured Parties:    Dimensional Partners, Ltd.
                                    Dimensional Partners, L.P.
                                    c/o JDS Capital Management, Inc.
                                    780 Third Avenue
                                    New York, NY  10017
                                    Attention:  Mr. Joseph Samberg
                                    Telecopy No.:     (212) 593-8814


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            with a copy to:         Rosenman & Colin LLP
                                    575 Madison Avenue
                                    New York, NY  10022
                                    Attention:  Michael R. Butowsky, Esq.
                                    Telecopy No.:     (212) 940-8776

or to any other address or telecopy number which such party may have subsequently communicated to the other parties in writing.

            10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

            11. CAPTIONS. The captions in this Agreement are for convenience only, and in no way limit or amplify the provisions hereof.

            12. SUBORDINATION OF SECURITY INTEREST. For so long as any Senior Debt remains outstanding, the rights of the Secured Parties under this Agreement are subject in all respects to the rights of the holders of Senior Debt under (and as defined in) the Subordination Agreement (as defined in the Debentures) as the same may be amended from time to time.

            13. FURTHER ASSURANCES. Each party to this Agreement will promptly execute and deliver such further instruments and agreements, including, without limitation, Subordination Agreements (as defined in the Purchase Agreement) from time to time, and will do such further acts and things as may be reasonably necessary or desirable to effect fully the purposes of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the undersigned have executed this document as of the date first above written.


                                    FLOUR CITY ARCHITECTURAL
                                    METALS, INC.


                                    By:  /s/  Johnson K. Fong
                                       ---------------------------------
                                       Name:  Johnson K. Fong
                                       Title: Treasurer


                                    DIMENSIONAL PARTNERS, LTD.


                                    By:  /s/  Joseph Samberg
                                       ---------------------------------
                                       Name:  Joseph Samberg
                                       Title: Director


                                    DIMENSIONAL PARTNERS, L.P.

                                    By:  JDS Asset Management, LLC,
                                         its general partner


                                    By:  /s/    Joseph Samberg
                                       ---------------------------------
                                       Name:    Joseph Samberg
                                       Title:   Managing Member


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